                                                                  EXHIBIT 10.57


                     SECOND AMENDMENT TO MASTER STORE LEASE

      THIS SECOND AMENDMENT TO MASTER STORE LEASE ("Second Amendment") is made as of MARCH 18, 2005, by and between SCHOTTENSTEIN STORES CORPORATION, a Delaware corporation ("Landlord"), VALUE CITY DEPARTMENT STORES LLC, an Ohio limited liability company ("VCDS"), and VALUE CITY OF MICHIGAN, INC., a Michigan corporation ("VCM").

                                    RECITALS

      A. Landlord and Value City Department Stores, Inc., an Ohio corporation ("VCDS Inc."), entered into that certain Master Store Lease, dated as of April 25, 1991 (the "Master Lease"), whereby Landlord leased to VCDS Inc. thirteen
(13) separate parcels of real property, and subleased one (1) additional parcel of real property, for VCDS Inc.'s use as fourteen (14) separate department stores.

      B. Landlord and VCDS Inc. amended the Master Lease pursuant to that certain First Amendment to Master Store Lease, dated as of February 3, 1992 (the "First Amendment"). The Master Lease, as amended by the First Amendment, is hereinafter referred to as the "Lease."

      C. Pursuant to a letter agreement dated December 11, 1995, VCDS Inc. exercised its first of five (5) separate five (5) year renewal options under the Lease for all fourteen (14) parcels of real property, thereby extending the term of the Lease to July 31,2001.

      D. Pursuant to an Assignment and Assumption Agreement, dated as of January 26, 1996, VCDS Inc. assigned and VCM assumed all of VCDS Inc.'s right, title and interest under the Lease with respect to the parcel of real estate located at 5101 Fenton Road, Flint, Michigan 48507 (the "Flint Premises").

      E. Pursuant to a letter agreement dated December 14, 2000, VCDS Inc., VCM and Value City Limited Partnership, an Ohio limited partnership ("VCLP") (as successor-in-interest to VCDS Inc. under the Lease with respect to the Clarksville, Indiana and Louisville, Kentucky store locations) exercised the second five (5) year renewal option under the Lease with respect to the Flint Premises and the parcels of real estate located in Clarksville, Indiana; Springdale, Ohio; Louisville, Kentucky; and Beckley, West Virginia, thereby extending the term of the Lease with respect to such locations to July 31, 2006.

      F. VCLP merged with and into VCDS Inc. effective as of December 28, 2004 and VCDS Inc. merged with and into VCDS effective as of December 29, 2004. Thus, VCDS is the successor to VCLP and VCDS Inc.'s interest under the Lease.

      G. Landlord is negotiating the sale of the Flint Premises to a third party. Accordingly, Landlord, VCDS and VCM desire to amend the Lease so that the Lease no longer applies to the Flint Premises. Simultaneously herewith, by separate agreement, Landlord and VCM are entering into a new lease solely with respect to the Flint Premises.

                                    AGREEMENT

      In consideration of the foregoing Recitals, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, VCDS and VCM hereby agree as follows:

      1. Effective as of the date of this Second Amendment, the Lease shall be modified and amended so that the term "Demised Premises" (as used in the Lease) shall no longer include the Flint Premises. Thereafter, all provisions of the Lease with respect to the Flint Premises shall be of no further force or effect.

      2. Except as specifically modified by this Second Amendment, the Lease shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, Landlord, VCDS and VCM have executed this Second Amendment to Master Store Lease effective as of the date first written above.

LANDLORD:                            VCDS:
SCHOTTENSTEIN STORES CORPORATION,    VALUE CITY DEPARTMENT STORES LLC,
a Delaware corporation

By: /s/ Edward K. Arndt                   By: /s/ James McGrady
    ------------------------                  -----------------------
Name: Edward K. Arndt                     Name: James McGrady
Title: Sr. V.P., Real Estate              Title: Vice President

VCM:
VALUE CITY OF MICHIGAN, INC.,
a Michigan corporation

By: /s/ James A. McGrady
    -----------------------
Name: James A. McGrady
Title: CFO

                      FIRST AMENDMENT TO MASTER STORE LEASE

      THIS AGREEMENT is made this 3rd day of February, 1992, by and between SCHOTTENSTEIN STORES CORPORATION, a Delaware corporation ("Landlord"), and VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation ("Tenant").

                                    RECITALS

      A. Landlord and Tenant have previously entered into a certain Master Store Lease, dated April 25, 1991, pursuant to which Landlord leased thirteen separate parcels of real estate, and subleased an additional parcel of real estate, to Tenant (the "Lease") .

      B. Landlord and Tenant desire to amend the Lease in certain respects.

                                    AGREEMENT

      In consideration of the foregoing Recitals and the mutual covenants contained herein, the parties hereby agree as follows

      1. Effective as of the date hereof, the Lease shall be modified and amended as follows:

            (a) Section 2 of the Lease shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            Section 2. TERM

                  The initial term of this Lease shall begin on the
            "Commencement Date," as hereinafter defined, and end on July 31, 1996.

            (b) Section 3 of the Lease shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            Section 3. COMMENCEMENT DATE

                  As used herein, the term "Commencement Date" shall mean June
            18, 1991.

            (c) The reference to the term "Effective Date" in paragraph (a)(i) of Section 5 of the Lease shall be changed to "Commencement Date."

            (d) The following shall be added to paragraph (h) of Section 5 of the Lease, at the end of such paragraph:

                  (viii) Tenant shall make all arrangements and pay for all
            Operating Costs attributable to that portion of the Shared Parcels occupied exclusively by Tenant which shall, during the term of this Lease, be levied, charged, assessed, imposed upon, or arise in connection with Tenant's occupancy of the Shared Parcels, except that those real estate taxes and assessments payable for the calendar years in which the Commencement Date and the expiration date occur shall be prorated based on a 365-day year. This Lease shall be deemed a "triple net lease" with respect to that portion of the Shared Parcels occupied exclusively by Tenant and, except as otherwise specifically provided herein, Landlord shall receive all Rent and other payments to be made by Tenant hereunder free from all charges, assessments, impositions, expenses, or deductions of any kind whatsoever.

                  (ix) As used herein, "Operating Costs" shall have the same meaning as defined in paragraphs (g)(ii) and (g)(iii) above, as applied to that portion of the Shared Parcels occupied exclusively by Tenant.

      2. Except as specifically modified herein, the Lease shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Master Store Lease as of the day and year first above written.

                                       LANDLORD:

                                       SCHOTTENSTEIN STORES CORPORATION

                                       By: Robert M. Wysinski
                                           -------------------------------------
                                           Robert M. Wysinski Treasurer

                                       TENANT:

                                       VALUE CITY DEPARTMENT STORES, INC.

                                       By: Robert M. Wysinski
                                           -------------------------------------
                                           Robert M. Wysinski Vice President

STATE OF OHIO
COUNTY OF FRANKLIN

      The foregoing instrument was acknowledged before me this 3 day of February, 1992, by Robert M. Wysinski, Treasurer of Schottenstein Stores Corporation, a Delaware corporation, on behalf of the corporation.

[NOTARIAL SEAL]                         /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                                      Notary Public

                                              NOTARY PUBLIC, STATE OF OHIO
                                              MY COMMISSION EXPIRES 6-30-96

STATE OF OHIO
COUNTY OF FRANKLIN

      The foregoing instrument was acknowledged before me this 3 day of February, 1992, by Robert M. Wysinski, Vice President of Value City Department Stores, Inc., an Ohio corporation, on behalf of the corporation.

[NOTARIAL SEAL]                         /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                                      Notary Public

                                              NOTARY PUBLIC, STATE OF OHIO
                                              MY COMMISSION EXPIRES 6-30-96

This instrument was prepared by:
Jeffrey T. Hayes, Esq.
Porter, Wright, Morris & Arthur
41 South High Street
Columbus, Ohio  43215

JTH/796A

                               MASTER STORE LEASE

      THIS LEASE is made this 25th day of April, 1991, to be effective as of the date specified in Section 3 hereof, by and between SCHOTTENSTEIN STORES CORPORATION, a Delaware corporation having its principal offices located at 1800 Moler Road, Columbus, Ohio 43207 ("Landlord"), and VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation having its principal offices located at 3241 Westerville Road, Columbus, Ohio 43224 ("Tenant").

                                   WITNESSETH:

SECTION 1. PREMISES

      Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant thirteen separate parcels of real property for use as thirteen separate department stores by Tenant, which thirteen parcels are more particularly described on Exhibit "A" attached hereto and incorporated herein, and identified for reference as follows:

                Alliance, OH                       Elyria, OH
                Barboursville, WV*                 Euclid, OH*
                Beckley, WV *                      Flint, MI *
                Cincinnati, OH (Ridge)             Louisville, KY (Dixie Hwy)
                Clarksville, IN                    Springdale, OH
                Columbus, OH (North)               Warrensville Hts., OH
                Columbus, OH (South)*

and hereby subleases unto Tenant one additional parcel of real property for use as a department store, which parcel is more particularly described on Exhibit "B" attached hereto and incorporated herein, and identified for reference as follows:

            Parma, OH

(the fourteen parcels are each hereinafter individually referred to as a "Parcel" and so many of the Parcels as may from time to time be subject to this Lease are sometimes hereinafter referred to as the "Demised Premises").

SECTION 2. TERM

      This initial term of this Lease shall be for a period of five (5) years, beginning on the "Commencement Date," as hereinafter defined, except that if the Commencement Date shall be a day other than the first day of a month, then the period of time between the Commencement Date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

      Landlord is contemplating a reorganization pursuant to which all of its department store operations will be transferred to Tenant (the "Reorganization"). As used herein, the phrase "Commencement Date" shall mean the date on which the Reorganization is consummated; provided, however, that if the Reorganization is not consummated on or before December 31, 1991, this Lease shall be void and shall have no force or effect whatsoever.

SECTION 4. RENEWAL OPTIONS

      Provided that Tenant has fully complied with all of the terms and conditions on its part to be performed under this Lease, and provided that Tenant has exercised any prior renewal options with respect to a particular Parcel, Tenant may, by giving notice to the Landlord six (6) months before the expiration of the initial term or current renewal term of this Lease, extend the lease term for up to five (5) additional periods of five (5) years each, with respect to any or all of the Parcels, individually, upon the same terms and conditions as are set forth herein.

SECTION 5. RENT

      (a) Tenant hereby agrees to pay Landlord or Landlord's designee, at Landlord's offices or at such other place as Landlord may from time to time designate, as rent for the Demised Premises during the term of this Sublease, the following amounts (the "Rent"):

            (i) During the period from the effective Date until July 31, 1996, or applicable part thereof:

                  (A) base rent in the amount of $2,305,236.00 per year, subject to diminution pursuant to paragraph (e) below (the "Base Rent"), which shall be allocated as set forth on Exhibits A and B attached hereto; and

                  (B) commencing on August 1, 1991, percentage rent in the
            amount of 3% of the "gross receipts" (as hereinafter defined) attributable to the Demised Premises during each fiscal year ending July 31 in excess of the gross receipts attributable to such Premises for the fiscal year ending July 31, 1991 (the "Percentage Rent").

            (ii) During the period from August 1, 1996, through July 31, 2021, or applicable part thereof, the greater of the total amounts determined pursuant to paragraph (A) or (B) below:

                  (A) the Base Rent plus the Percentage Rent, subject to a
            minimum Percentage Rent in the following amounts per square foot of space in the Demised Premises during the periods indicated:

                               Minimum Percentage
Applicable Period              Rent per Square Foot
8/1/96 - 7/31/01                      $1.00
8/1/01 - 7/31/06                      $1.50
8/1/06 - 7/31/11                      $2.00
8/1/11 - 7/31/16                      $2.50
8/1/16 - 7/31/21                      $3.00

                  (B) total rent of 2% of the total gross receipts attributable to the Demised Premises for each fiscal year ending July 31.

      (b) For purposes of this Lease, the term "gross receipts" shall mean the total of all sales or rental of merchandise and of all services, all income, and other receipts whatsoever of all business conducted in, at, or from any part of all of the Demised Premises, whether for cash, credit, check, charge account, gift, or merchandise certificate purchased, or for other disposition of value regardless of collection. Should any departments, divisions, or parts of Tenant's business be conducted by any sublessees, concessionaires, licensees, assignees or others, then there shall be included in Tenant's "gross receipts" all "gross receipts" of such departments, divisions, or parts, whether the receipts be obtained at the Demised Premises or elsewhere, in the same manner as if such business had been conducted by Tenant. "Gross receipts" shall exclude the following: (i) any amount representing sales, use, excise, or similar taxes;
(ii) the amount of refunds, exchanges, returns by customers, or allowances to customers.

      (c) During the initial term of this Lease, the Base Rent shall be payable in twelve (12) equal monthly installments, in advance, on the first day of each month. If the initial term commences on a day other than the first day of a month, the installment for such first month shall be adjusted by multiplying the full amount of the monthly installment times a fraction, the numerator of which is the number of days in such first month during which this Lease is in effect, and the denominator of which is the total number of days in such month. During any period for which minimum Percentage Rent is payable, pursuant to paragraph
(a)(ii)(A) above, the Base Rent plus the minimum Percentage Rent shall be payable in twelve equal monthly installments, in advance, on the first day of each month.

      (d) The Percentage Rent, if any shall be owing, shall be paid within sixty
(60) days after the end of each fiscal year ending on July 31, and shall be accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such period. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the Demised Premises. Landlord, its agents, and its accountants shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same, without expense to Tenant. Tenant also shall furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord reasonably may require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

            (i) Tenant shall at all times maintain at each of its stores located on the Parcels continuous tape or "locked-in" cash registers which shall be available for Landlord's inspection at any reasonable time.

            (ii) If Landlord, for any reason, questions or disputes any statements regarding Percentage Rent, then Landlord, at its own expense, shall employ such Certified Public Accountants as Landlord may select to audit and determine the amount of gross receipts for the period or periods covered by such statements. If the report of the Certified Public Accountants employed by Landlord shows any additional Percentage Rent payable by Tenant, then Tenant shall pay to Landlord such additional Percentage Rent within thirty (30) days after the report has been forwarded to Tenant unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. If Tenant questions or disputes the correctness of the report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question or dispute within thirty
      (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. If it is finally determined by the parties that Tenant has understated Percentage Rent for any period by three percent (3%) or more, then Tenant shall reimburse Landlord for the cost of the audit within thirty (30) days of receiving notice of the cost thereof.

      (e) In the event that this Lease is terminated with respect to any one or more, but fewer than all, of the Parcels, for any reason, then the rent payable hereunder shall be prorated as follows:

            (i) The rent payable for subsequent years beginning on August 1 and ending on July 31 shall be adjusted as follows:

                  (A) the Base Rent shall be reduced by the amount of the Base
            Rent allocated to the Parcel or Parcels no longer subject to this Lease, as specified in paragraph (a)(i)(A) above; and

                  (B) for the purpose of calculating the Percentage Rent, the amount of gross receipts attributable to the Demised Premises for the fiscal year ending July 31, 1991, shall be reduced by the amount of such 1991 gross receipts attributable to the Parcel or Parcels no longer subject to this Lease.

            (ii) If any such partial termination of this Lease occurs on any day other than July 31, the rent payable for the year ending on the July 31 immediately following the date of such partial termination shall be adjusted as follows:

                  (A) the Base Rent payable hereunder for such period shall be reduced by the product of the amount of the Base Rent allocated to the Parcel or Parcels no longer subject to this Lease times a fraction, the numerator of which is the actual number of days in such period after the date of such partial termination, and the denominator of which is 365;

                  (B) for the purpose of calculating the Percentage Rent payable hereunder for such period, the amount of gross receipts attributable to the Demised Premises for the fiscal year ending July 31, 1991, shall be reduced by the product of the amount of such 1991 gross receipts attributable to the Parcel or Parcels no longer subject to this Lease times the fraction described in paragraph (A) above; and

                  (C) for the purpose of calculating the minimum Percentage Rent payable hereunder for such period, the number of square feet in the Demised Premises shall be reduced by the product of the number of square feet in the Parcel or Parcels no longer subject to this Lease times the fraction described in paragraph (A) above.

      (f) In the event that this Lease is terminated or expires with respect to the entire Demised Premises on any day other than July 31, then the rent payable hereunder for the final partial year of this Lease shall be prorated as follows:

            (i) the Base Rent payable hereunder for such period shall be determined by multiplying the total amount of the Base Rent by a fraction, the numerator of which is the actual number of days in such period after the date of such termination or expiration, and the denominator of which is 365;

            (ii) for the purpose of calculating the Percentage Rent payable hereunder for such period, the amount of gross receipts attributable to the Demised Premises for the fiscal year ending July 31, 1991, shall be equal to the product of the total amount of such 1991 gross receipts times the fraction described in paragraph (i) above; and

            (iii) for the purpose of calculating the minimum Percentage Rent payable hereunder for such period, the number of square feet in the Demised Premises shall be equal to the product of the total number of square feet in the Demised Premises times the fraction described in paragraph (i) above.

      (g) Operating Costs - Freestanding Parcels:

            With respect to those Parcels to which Landlord has granted no rights of possession or use to any other tenant (all such Parcels being hereinafter referred to as "Freestanding Parcels"):

            (i) Tenant shall make all arrangements and pay for all Operating Costs (as hereinafter defined) which shall, during the term of this Lease, be levied, charged, assessed, imposed upon, or arise in connection with Tenant's occupancy of the Freestanding Parcels, except that those real estate taxes and assessments payable for the calendar years in which the Commencement Date and the expiration date occur shall be prorated based on a 365-day year. This Lease shall be deemed a "triple net lease," and, except as otherwise specifically provided herein, Landlord shall receive all Rent and other payments to be made by Tenant hereunder free from all charges, assessments, impositions, expenses, or deductions of any kind whatsoever.

            (ii) As used herein "Operating Costs" shall mean all of the following described costs incurred or to be incurred in connection with operation of the Freestanding Parcels and all appurtenances thereto: expenditures for taxes, assessments, and governmental charges (including real and personal property ad valorem taxes, special assessments, and any taxes levied by any federal, state or local government authority in lieu of, in substitution for, or in addition to existing real property taxes on the Freestanding Parcels, or the ownership, operation, or maintenance of all or any part thereof, and taxes on rents or services); gas, electricity, water, sewer, or other public or private utility charges; cleaning (including supplies and janitorial services); pest control; licenses, permits, and inspection fees; insurance premiums; heating and cooling expenses; landscaping; costs of snow and ice removal; labor; supplies; and security charges. The following expenses shall not be deemed Operating Costs: income, franchise, and similar taxes personal to the Landlord; Landlord's legal and accounting fees; and any costs, fines, or penalties imposed on Landlord by any governmental authority having jurisdiction over the Freestanding Parcels unless caused by Tenant's default hereunder.

            (iii) Where a Freestanding Parcel which is a part of the Demised Premises does not constitute a separate tax lot, Tenant shall pay its proportionate share of all taxes, assessments, and governmental charges (including real and personal property ad valorem taxes, special assessments, and any taxes levied by any federal, state or local government authority in lieu of, in substitution for, or in addition to existing real property taxes on the land and buildings of which such Parcel is a part, or the ownership, operation, or maintenance of all or any part thereof, and taxes on rents and services). Tenant's proportionate share shall be equal to the product obtained by multiplying all of such taxes, assessments, and governmental charges by a fraction, the numerator of which shall be the number of square feet of Tenant's space and the denominator of which shall be the total number of square feet of leasable space in the building or buildings of which Tenant's space is a part.

      (h) Common Areas - Shared Parcels:

          With respect to each Parcel which is not a Freestanding Parcel but which is part of a shopping center owned by Landlord, space in which is leased to Tenant in addition to other tenants (such Parcel being hereinafter referred to as a "Shared Parcel", and each such shopping center being hereinafter referred to as a "Shopping Center"):

          (i) "Common Areas" means all areas and facilities in the Shopping Center provided and so designated by Landlord or otherwise made available by the owner or Tenant thereof, for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common Areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas.

            (ii) Landlord shall, throughout the term hereof, operate and maintain the Common Areas, including the parking areas, for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the Common Areas and may at any time and from time to time: (a) promulgate, modify and amend reasonable rules and regulations for the use of the Common Areas, which rules and regulations shall be binding upon Tenant upon a delivery of a copy thereof to Tenant; (b) temporarily close any part of the Common Areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (c) exclude and restrain anyone from the use or occupancy of the Common Areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (d) engage others to operate and maintain all or any part of the Common Areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (e) make such changes in the Common Areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas.

            (iii) Tenant shall keep all Common Areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the Common Areas only for normal parking and ingress and egress by its customers and suppliers to and from the Shared Parcel. If in Landlord's opinion unauthorized persons are using any of the Common Areas by reason of Tenant's occupancy of the Shared Parcel, Tenant shall, upon Landlord's demand, enforce Landlord's rights against all such unauthorized persons. Landlord shall nonetheless have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the Common Areas.

            (iv) Tenant will pay, as additional rent, its proportionate share of the "Maintenance Costs," as hereinafter defined, for the operation and maintenance of the Common Areas. Such Maintenance Costs will be payable annually, within 30 days after Tenant's receipt of the statement of such Costs required under paragraph (vii) below.

            (v) The "Maintenance Costs" for the Common Areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall, by way of example but not limitation, include: (a) cost of labor (including workmen's compensation insurance and payroll taxes); (b) materials, and supplies used or consumed in the maintenance or operation of the Common Areas; (c) the cost of operating, and repairing of the lighting; (d) cleaning, painting, removing of rubbish or debris, snow and ice, policing, and inspecting the Common Areas; (e) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (f) rental paid for maintenance machinery and equipment; and
      (g) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all Maintenance Costs for such accounting year. Maintenance Costs shall not include depreciation or any costs properly chargeable to a capital account under generally accepted accounting principles.

            (vi) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the Common Areas in accordance with generally accepted accounting principles. Tenant's proportionate share of the Maintenance Costs of the Common Areas shall be a fraction, the numerator of which shall be the floor area of the Demised Premises, and the denominator of which shall be the gross leasable area (in square feet) of all other buildings in the Shopping Center.

            (vii) Tenant's proportionate share of all Maintenance Costs shall be computed by Landlord within sixty (60) days after the end of each accounting year (which Landlord may change from time to time). At that time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's proportionate share thereof (prorated for any partial year, with appropriate adjustments to reflect any change in the floor area of the Demised Premises or the gross leasable area of a building occurring during such accounting year).

SECTION 6. RIGHT TO REMODEL

      Tenant may, with Landlord's approval and at Tenant's expense, repair, alter, and remodel any of the Demised Premises, excepting structural changes, in any manner and to any extent that Tenant may from time to time deem necessary for adapting any of the Demised Premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. All plans for such, remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters any of the Demised Premises, to restore the Demised Premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics' liens or claims by reason of repairs, alterations or improvements which may be made by Tenant on any of the Demised Premises.

SECTION 7.  GLASS

      Tenant shall maintain the glass part of the Demised Premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost, or damage resulting from such breakage or the replacement thereof.

SECTION 8. PERSONAL PROPERTY

      Tenant further agrees that all personal property of every kind or description that may at any time be in or on any of the Demised Premises shall be at Tenant's sole risk, or at the risk of those claiming under Tenant, and that Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant caused in any manner whatsoever.

SECTION 9. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage, or mortgages now or hereafter placed upon Landlord's interest in any of the Demised Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage, or mortgages, shall affect Tenant's rights under this Lease so long as Tenant substantially performs the obligations imposed upon it hereunder. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant fails to execute such an instrument within ten
(10) days after it is submitted, Landlord hereby is authorized to execute it as attorney-in-fact for Tenant. It is a condition, however, to these subordination and lien provisions that Landlord shall procure from any mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the subordination agreement, providing in substance that so long as Tenant faithfully discharges its obligations under this Lease, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Whenever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant likewise will give such notice to any first mortgagee of which it has received legal notice. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 10. SUBLEASE OR ASSIGNMENT

      Tenant shall not sublease or assign this Lease without the prior written consent of Landlord, except that Tenant shall be permitted to sublease space to the subtenants currently occupying such space on the Commencement Date of this Lease.

SECTION 11. EMINENT DOMAIN

      (a) If any of the Demised Premises or any part of any of the buildings thereon shall be taken or condemned either permanently or temporarily for any public or quasipublic use or purpose by a competent authority, in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefor, including leasehold, reversion, and fee, shall belong to Landlord.

      (b) If not more than twenty percent (20%) of a Parcel is taken or condemned, and if the portion of the Parcel not taken can be repaired so as to be commercially fit for the operation of Tenant's business within ninety (90) days from the date on which possession is taken for public use, Landlord at its own expense shall repair the portion of the Parcel not taken and there shall be an "Equitable Abatement of Rent," as hereinafter defined, for the remainder of the Lease term and for any renewal terms. If the portion of the Parcel not taken cannot be repaired within ninety (90) days from the date on which possession is taken so as to be commercially fit for the operation of Tenant's business, then such property shall be released from the provisions of this Lease and there shall be an Equitable Abatement of Rent for the remainder of the Lease term. Except as stated herein, no other taking or condemnation shall cause this Lease to be terminated. No appropriation or condemnation proceedings shall operate as or be deemed an eviction of Tenant or a breach of Landlord's convenant of quiet enjoyment.

      (c) As used herein, the term "Equitable Abatement of Rent" is defined to mean a reduction in the amount of Rent calculated as follows:

            (i) Base Rent shall be adjusted in the manner provided in paragraph 5(e) above, based upon the number of square feet taken by condemnation or which cannot be repaired as provided above; and

            (ii) Operating Costs, as applicable, shall be reduced by the actual decrease in taxes and insurance due and payable by Landlord and reimbursed by Tenant as Maintenance Costs.

      (d) If more than 20% of all of the Demised Premises shall at any time after the execution of this Lease be taken by public or quasipublic use or condemned under eminent domain, then at the option of the Landlord or Tenant upon giving of thirty (30) days written notice (after notice of condemnation), this Lease shall terminate as of the date of the taking and any prepaid Rent shall be prorated as of the effective date of termination.

SECTION 12. TENANT'S TAXES

      Tenant agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment, and stock in trade placed in or on the Demised Premises during the term of this Lease.

SECTION 13. RISK OF LOSS

      All personal property, goods, machinery, and merchandise in the Demised Premises shall be at Tenant's risk if damaged by water, fire, explosion, wind, or accident of any kind.

SECTION 14. USE AND OCCUPANCY

      During the term of this Lease all of the Demised Premises shall be occupied for the operation of full line "off-price" department stores, and for no other purpose whatsoever, without the prior written consent of Landlord. Tenant shall at all times conduct its operations on the Demised Premises in a lawful manner and in compliance with all governmental laws, rules, regulations, and orders applicable to the Landlord hereunder. Tenant covenants and agrees that none of the Demised Premises shall be abandoned or left vacant and all of the Demised Premises shall be continuously used, occupied and open for business at least five days per week, except with the written consent of Landlord with respect to a specific circumstance regarding any particular Parcel.

SECTION 15. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the Demised Premises. Landlord shall not perform any acts or carry on any practices which would injure the Demised Premises or be a nuisance or menace to Tenant or which would interfere with the right of quiet enjoyment granted to Tenant under Section 20 of this Lease.

SECTION 16. WASTE

      Tenant covenants that it will use, maintain, and occupy the Demised Premises in a careful, safe, lawful, and proper manner and will not commit waste therein. Landlord shall have access to the Demised Premises at all reasonable times for purposes of inspecting and examining the condition and maintenance of the premises.

SECTION 17. FIRE, REBUILDING, AND ALTERING

      (a) At all times during the term of this Lease, Tenant shall either maintain or, at Landlord's option, reimburse Landlord for, fire, casualty, and extended coverage insurance on all the buildings and permanent improvements in all of the Demised Premises.

      (b) If any of the Demised Premises or any permanent additions or leasehold improvements thereto shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term thereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During any period of repair, the Rent herein provided for in this Lease shall abate: (i) entirely in case all of the Demised Premises are untenantable and if Tenant determines in good faith that it cannot economically conduct business from any of the undamaged portions of the remaining Demised Premises; and (ii) equitably if only a portion of any of the Demised Premises are untenantable and Tenant is able to conduct its business from the undamaged portion of such Demised Premises. The Equitable Abatement of Rent shall be calculated pursuant to Section ll(c) hereof. Equitable Abatement of Rent shall cease when the affected Parcels are restored to a tenantable condition.

      (c) If the Parcel which has been partially damaged or destroyed has not been repaired and restored to tenantable condition within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, either Tenant or Landlord may release such property from this Lease by giving sixty (60) days prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations with regard to such property under this Lease and there shall be an Equitable Abatement of Rent for the remaining property covered under this Lease for the remaining Lease term.

      (d) If one or more Parcels are damaged or destroyed during the last two
(2) years of the original or any extended term of this Lease to the extent of more than one-third (1/3) of the ground floor area thereof, Landlord shall have the right to terminate this Lease with respect to such damaged or destroyed property by written notice to Tenant within sixty (60) days following the damage or destruction, unless within thirty (30) days following receipt of such notice Tenant offers to extend the term of this Lease for an additional period of five
(5) years from the date the damage or destruction is repaired or restored. If Tenant makes an offer to extend, Landlord and Tenant shall determine the terms and conditions of the extension within thirty (30) days thereafter or Tenant's offer shall not estop Landlord from so modifying this Lease. If the terms and conditions have been mutually agreed to by the parties, then Landord shall accept Tenant's offer and shall repair and restore the Parcels within the time and in the manner set forth above.

      (e) All policies of fire and extended coverage insurance required to be maintained by Tenant shall name Landlord and Landlord's mortgagee as the named insured, as their respective interests may appear. Tenant agrees to furnish Landlord with copies of such policies or certificates of such coverage. All such policies shall provide that any loss shall be payable to Landlord or to Landlord's mortgagee as their interests may appear. All proceeds recovered by Tenant under fire and extended coverage insurance shall be immediately payable, upon receipt, if any, by Tenant to Landlord.

SECTION 18. REPAIRS - SHARED PARCELS

      With respect to each Shared Parcel which is a part of the Demised
Premises:

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural parts; (ii) exterior foundations; (iii) exterior walls (except for interior faces); (iv) downspouts; (v) gutters; and (vi) the roof of the building of which the Shared Parcel forms a part, and the plumbing and sewage system outside the building, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees, or contractors. "Structural parts" shall mean only the following: (i) foundations; (ii) exterior walls; (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Paragraph (a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the Demised Premises or store fronts; (ii) heating, ventilating or air-conditioning equipment in the Shared Parcel; (iii) damage caused by any casualty, burglary, break-in, vandalism, war, or act of God; and (iv) in any case until after ten (10) days' notice from Tenant stating the need for repairs. Tenant hereby expressly waives the provisions of any law permitting repairs by a tenant at the landlord's expense.

      (c) Tenant shall maintain, at Tenant's expense, all and every other part of the Shared Parcel in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements; (ii) all heating, ventilating, and air-conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment;
(x) all doors, exterior entrances, windows, and window mouldings; (xi) plate glass; (xii) store fronts; and (xiv) any damages occasioned or caused by the actions of Tenant, its agents, invitees, or employees as a result of Tenant's repair obligation hereunder.

      (d) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make that repair immediately. If Tenant refuses or neglects to make the demanded repair and to complete it with reasonable dispatch, Landlord may make the repair and Tenant shall, on demand, immediately pay to Landlord the cost of the repair together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results, except with respect to any such loss or damage caused by the negligence or willful acts of Landlord or Landlord's employees, agents, or independent contractors.

SECTION 19. REPAIRS - FREESTANDING PARCELS

      (a) With respect to all of the Freestanding Parcels which are part of the Demised Premises, Tenant shall, at all times, keep in good order, condition and repair, all and every part of the Freestanding Parcels, including, by way of example but not limitation: (i) structural parts; (ii) exterior foundations;
(iii) exterior walls; (iv) downspouts and gutters; (v) roofs; (vi) plumbing and sewage systems, both interior and exterior; (vii) all leasehold improvements;
(viii) all heating, ventilating and air conditioning; (ix) all interior lighting; (x) electric signs; (xi) all interior walls, floors, floor coverings and ceilings; (xii) appliances and equipment: (xiii) all doors, exterior entrances, windows, and window mouldings; (xiv) plate glass; (xv) store fronts; and (xvi) any damages occasioned or caused by the actions of Tenant, its agents, invitees, or employees as a result of Tenant's repair obligation hereunder.

      (b) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make that repair immediately. If Tenant refuses or neglects to make the demanded repair and to complete it with reasonable dispatch, Landlord may make the repair and Tenant shall, on demand, immediately pay to Landlord the cost of the repair together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results, except with respect to any such loss or damage caused by the negligence or willful acts of Landlord or Landlord's employees, agents, or independent contractors.

SECTION 20. COVENANT OF TITLE AND PEACEFUL POSSESSION

      (a) Subject to the provisions of Section 11 hereof, on or before the Commencement Date Landlord shall have good and marketable title in fee simple to all of the Parcels described in Exhibit A and a leasehold interest in all of the Parcels described in Exhibit B and the right to make this Lease for the specified term. On or before the Commencement Date, Landlord shall put Tenant into complete and exclusive possession of the Demised Premises, and if Tenant pays all Rent and performs all covenants and provisions of this Lease to be performed by Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the Demised Premises and the tenements, hereditaments, and appurtenances thereunto belonging without molestation or hindrance by any person.

      (b) Landlord covenants that it shall maintain its leasehold interest and that it shall not, during the term hereby demised, voluntarily or involuntarily surrender its leasehold interest in the subleased Parcels described in Exhibit B (the "Subleased Parcels").

SECTION 21. LIABILITY INSURANCE

      Tenant agrees to carry at its own expense, throughout this Lease, public liability insurance covering all of the Demised Premises and Tenant's use thereof, which insurance shall include Landlord as an additional named insured, in companies and in a form satisfactory to Landlord, with minimums of the following for each parcel of real property: (i) Three Hundred Thousand Dollars ($300,000.00) on account of bodily injuries to or death of one person; (ii) Five Hundred Thousand Dollars ($500,000.00) on account of bodily injuries to or death of more than one person as a result of any one accident or disaster; and (iii) One Hundred Thousand Dollars ($100,000.00) coverage for property damaged in an accident. Tenant shall deposit the policy or policies or certificates thereof with Landlord prior to the date of occupancy by Tenant. All liability insurance policies and certificates shall bear endorsements to the effect that the insurer agrees to notify Landlord not less than ten (10) days in advance of modification or cancellation thereof.

SECTION 22. FIXTURES

      Provided that Tenant repairs any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from any of the Demised Premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds, and any and all other trade fixtures which it has installed in and upon any of the Demised Premises.

SECTION 23. SURRENDER

      Tenant covenants and agrees to deliver up and surrender to Landlord the physical possession of all of the Demised Premises upon the expiration of this Lease, or upon its termination as herein provided, in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 24. HOLDING OVER

      There shall be no privilege of renewal hereunder except as specifically set forth in this Lease, and any holding over by Tenant after the expiration shall be from day to day on the terms and conditions set forth in this Lease (prorated on a daily basis) at Landlord's option; no acceptance of Rent by or act or statement whatsoever on the part of Landlord or its duly authorized agents shall be construed as an extension of the term or as a consent to any further occupancy in the absence of a written contract signed by Landlord.

SECTION 25. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 3241 Westerville Road, Columbus, Ohio 43224, or at such other address as Landlord may specify in writing, and deposited in the United States mail by registered or certified mail, return receipt requested, with postage prepaid. Notice to Tenant shall be sent in like manner to the Demised Premises.

SECTION 26. DEFAULT

      If Rent or any part thereof shall at any time be in arrears and unpaid for thirty (30) days or if the Tenant or its successors shall fail to perform any of the covenants, agreements, or conditions of this Lease, and the breach is not cured within thirty (30) days after written notice from Landlord, or if Tenant shall abandon or vacate any of the Parcels during the term thereof, or shall make an assignment for the benefit of creditors, or if a receiver for Tenant be appointed in any action or proceeding by or against Tenant or if a petition (voluntary or involuntary) under the Federal Bankruptcy Act or acts amendatory thereof or supplemental thereto shall be filed by or against Tenant, or if Tenant should be adjudicated bankrupt, or if the interest of Tenant in the Demised Premises be sold under execution or other legal process, Landlord may enter in and upon the Demised Premises and again have and repossess and enjoy the Demised Premises as if this Lease had not been made and thereupon this Lease and everything contained herein on the part of Landlord to be kept and performed shall cease and determine and be utterly void, without prejudice, however, to the right of Landlord to recover from Tenant or its successors all Rent due up to the time of entry. The commencement of a proceeding or suit in forcible entry and detainer or in ejectment or otherwise, after any default by Tenant, shall be equivalent in every respect to actual entry by Landlord. In case of any default by Tenant and entry by Landlord, Landlord may relet the premises at Tenant's cost (including but not limited to brokers and attorneys fees) for the remainder of the Lease term for the highest rent obtainable, and may recover from Tenant any deficiency between the amount so obtained and the amount of Rent hereinbefore reserved.

SECTION 27. WAIVER OF SUBROGATION

      Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or to any one claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or by any other casualty covered by extended coverage or supplementary insurance contract, even if such fire or other casualty is caused by the fault or negligence of the other party or any one for whom that party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring while the releasor's policies contain a clause or endorsement to the effect that any release shall not adversely affect, impair, or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that their policies will include such a clause or endorsement so long as the same is obtainable and that if not obtainable, each shall so advise the other in writing, which notice shall release both parties from the obligation to obtain such a clause or endorsement.

SECTION 28. EXCULPATION

      If the Tenant obtains a money judgment against Landlord, or against any of its successors or assigns, under any provisions of or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the buildings, or Landlord's ownership of the Demised Premises, Tenant shall be entitled to have execution upon such judgement only upon Landlord's fee simple interest in the Demised Premises and not out of any other assets of Landlord or of any of its successors or assigns. Landlord shall be entitled to have any such judgement so qualified as to constitute a lien only on said fee simple estate.

SECTION 29. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies, and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other right, remedy, or benefit allowed by law; provided, however, that this Lease shall not be cancellable for default of Tenant except as specifically provided in this Lease.

SECTION 30. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions to the contrary contained in this Lease, Landlord and Tenant each shall have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease committed by the other.

SECTION 31. SIGNS

      No building, free-standing, pylon, or other sign, shall be placed upon the Demised Premises unless it complies with sign criteria established by Landlord.

SECTION 32. ENTIRE AGREEMENT

      This Lease constitutes the entire agreement of the parties; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged other than by an agreement in writing signed by the party against whom enforcement of the change, modification, or discharge is sought.

SECTION 33. LANDLORD'S LIEN

      By the execution of this Lease, Landlord shall have a lien for the performance of any and all obligations of Tenant upon Tenant's fixtures, equipment, machinery, goods, wares, merchandise, and other personal property of Tenant.

SECTION 34. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties shall be binding upon and inure to the benefit of their respective heirs, representatives, successors, and assigns.

SECTION 35. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the premises, upon agreement by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord, Tenant agrees that Landlord thereafter shall have no liability to Tenant under this Lease or under any modifications, amendments, or extensions thereof, except for such liabilities which might have accrued prior to the date of the transfer of Landlord's interest.

SECTION 36. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to all of the Demised Premises at all reasonable times for the purpose of: (i) examining the same or making any alternations or repairs to the Demised Premises that Landlord may deem necessary for safety or for preservation of the Demised Premises; (ii) exhibiting the Demised Premises for sale or mortgage financing; (iii) during the last three (3) months of the Lease term, for the purpose of exhibiting the Demised Premises and putting up the usual notice "to rent," which notice shall not be removed, obliterated, or hidden by Tenant; provided, however, that any such action by Landlord shall cause as little inconvenience to Tenant as reasonably practicable. Such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of Rent or damages for an injury or inconvenience occasioned thereby.

SECTION 37. SUBLEASED PARCEL

      (a) Landlord covenants and agrees that upon completion of the term of the Industrial Development Bond lease (the "IDB Lease") on the Parma, OH, Parcel it shall exercise the option to purchase such Parcel contained in the IDB Lease. At such time that such Parcel is purchased pursuant to the exercise of such option to purchase, the affected Parcel heretofore subleased shall remain subject to the terms of this Lease as a leased Parcel.

      (b) If any term, covenant, condition or provision of this Lease conflicts with the terms of the IDB Lease, the provisions of the IDB Lease shall prevail until the Parcel is purchased pursuant to the terms of Paragraph (a) above.

      (c) Tenant, during the term hereby demised, shall have the right to cure any defaults of Landlord under the IDB Lease in order to prevent surrender or forefeiture of Landlord's interest in such property. Any such action by Tenant shall be on Landlord's behalf, and Tenant shall thereupon be entitled to deduct any such expenses so incurred from the amount of Tenant's next succeeding payment or payments of Rent.

SECTION 38. SECTION TITLES

      The titles at the beginning of each section of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Lease.

SECTION 39. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the Rent stipulated in this Lease shall be deemed to be other than on account of the stipulated Rent, nor shall an endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction. Landlord or its agents may accept such a check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy.

SECTION 40. SHORT FORM LEASE

      This Lease shall not be recorded, but upon demand of either party the parties shall execute a Short Form Lease that describes the property herein demised, gives the term of this Lease, and refers to this Lease, which may be recorded at any time that either Landlord or Tenant considers it appropriate to do so.

      IN WITNESS WHEREOF, the parties have executed this Lease on this 25th day of April, 1991.

Signed and acknowledged                  LANDLORD:
   in the presence of:
                                         SCHOTTENSTEIN STORES CORPORATION
/s/ Jeffrey T. Hayes
------------------------------------
[ILLEGIBLE]                              By: /s/ Robert M. Wysinski
------------------------------------         -----------------------------------
                                             Robert M. Wysinski, Treasurer

                                         TENANT:

                                         VALUE CITY DEPARTMENT STORES, INC.
/s/ Jeffrey T. Hayes
------------------------------------     BY: /s/ Robert M. Wysinski
[ILLEGIBLE]                                  -----------------------------------
------------------------------------         Robert M. Wysinski, Vice President

STATE OF OHIO         )
COUNTY OF FRANKLIN    )  SS:

      BE IT REMEMBERED, that on the 25th day of April, 1991, before me, a Notary Public in and for said State, personally appeared Robert M. Wysinski, Treasurer of Schottenstein Stores Corporation, Landlord in the foregoing Lease, who acknowledged that the signing thereof was his free act and deed and the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

                                         /s/ Jeffrey T. Hayes
                                         -----------------------------------
                                               Notary Public
                                              JEFFREY T. HAYES
                                               ATTORNEY AT LAW
                                         NOTARY PUBLIC - STATE OF OHIO
                                              LIFETIME COMMISSION

STATE OF OHIO         )
COUNTY OF FRANKLIN    )  SS:

      BE IT REMEMBERED, that on the 25th day of April, 1991, before me, a Notary Public in and for said State, personally appeared Robert M. Wysinski, Vice President of Value City Department Stores, Inc., Tenant in the foregoing Lease, who acknowledged that the signing thereof was his free act and deed and the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

                                         /s/ Jeffrey T. Hayes
                                         -----------------------------------
                                               Notary Public
                                              JEFFREY T. HAYES
                                               ATTORNEY AT LAW
                                         NOTARY PUBLIC - STATE OF OHIO
                                              LIFETIME COMMISSION

This instrument prepared by:
W. Jeffrey Cecil, Esq.
Porter, Wright, Morris & Arthur
41 South High Street
Columbus, Ohio 43215
CEC/327

                            EXHIBIT A TO MASTER LEASE

                        Stores Leased Under Master Lease

                                       Store Area
 Store Address                         (sq. feet)    Base Rent
-----------------------------------    ----------    ---------
1425 East State Street                    67,746      $133,081
Alliance, Ohio 44601

Mall Road I-64                            63,235       124,220
Barboursville, West Virginia  25504

1304B North Valley Drive                  46,237        90,829
Beckley, West Virginia  25801

5245 Ridge Avenue                         81,000       159,118
Cincinnati, Ohio  45213

700 Eastern Boulevard                    108,818       213,764
Clarksville, Indiana  47130

3241 Westerville Road                     98,000       192,513
Columbus, Ohio  43224

1887 Parsons Avenue                       66,073       129,795
Columbus, Ohio  43207

430 Oberlin Road                          76,200       149,688
Elyria, Ohio  44035

22400 Shore Center Drive                  72,457       142,336
Euclid, Ohio  44123

5101 Fenton Road                          95,040       186,700
Flint, Michigan  48507

9070 Dixie Highway                        81,780       160,650
Westland Mall
Louisville, Kentucky  40258

100 West Kemper Road                    104, 820       205,910
Springdale, Ohio  45246

18525 Miles Road                         118,962       233,690
Warrensville Heights, Ohio  44128

JTH/728/1

                            EXHIBIT B TO MASTER LEASE

                       Stores Subleased Under Master Lease

                             Store Area
Store Address                (sq. feet)    Base Rent
-------------------------    ----------    ---------
10701 Brookpark Boulevard      93,128      $ 182,942
Parma, Ohio  44130

JTH/728/2